As filed with the Securities and Exchange Commission on September 12, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rackable Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0047154
(State of Incorporation)	(I.R.S. Employer Identification No.)

1933 Milmont Drive

Milpitas, CA 95035

(408) 240-8300

(Address of principal executive offices, including zip code)

2006 New Recruit Equity Incentive Plan

(Full title of the plan)

Thomas K. Barton

Chief Executive Officer

Rackable Systems, Inc.

1933 Milmont Drive

Milpitas, CA 95035

(408) 240-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy J. Moore, Esq.	William P. Garvey, Esq.
Brett D. White, Esq.	General Counsel
COOLEY GODWARD LLP	RACKABLE SYSTEMS, INC.
Five Palo Alto Square	1933 Milmont Drive
3000 El Camino Real	Milpitas, CA 95035
Palo Alto, CA 94306	(408) 240-8300
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	500,000 shares	$27.72	$13,860,000	$1,483

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock on September 1, 2006, as reported on the Nasdaq Global Market (pursuant to Rule 457(c) under the Act).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2006 New Recruit Equity Incentive Plan.

The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on February 22, 2006 (File No. 333-131976), which relates to the Registrant’s 2006 New Recruit Equity Incentive Plan, is incorporated herein by reference.

EXHIBITS

Exhibit Number
5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney. Reference is made to the signature page.

99.1	2006 New Recruit Equity Incentive Plan and form of related agreements.*

99.2	Form of Stock Option Agreement under the Rackable Systems, Inc. 2006 New Recruit Equity Incentive Plan.**

*	Filed as the like-described exhibit to Rackable Systems, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 30, 2006 and incorporated herein by reference.
**	Filed as the like-described exhibit to Rackable Systems, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 30, 2006 and incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 8th day of September, 2006.

RACKABLE SYSTEMS, INC.

By:	/s/ Thomas K. Barton
Thomas K. Barton
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Madhu Ranganathan and Thomas K. Barton, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas K. Barton THOMAS K. BARTON	Chief Executive Officer and Director (principal executive officer)	September 8, 2006

/s/ Madhu Ranganathan MADHU RANGANATHAN	Chief Financial Officer (principal financial and accounting officer)	September 8, 2006

/s/ Gary A. Griffiths GARY A. GRIFFITHS	Director	September 8, 2006

HAGI SCHWARTZ	Director	September , 2006

/s/ Michael J. Maulick MICHAEL J. MAULICK	Director	September 8, 2006

/s/ Ronald Verdoorn RONALD VERDOORN	Director	September 8, 2006

/s/ Charles Boesenberg CHARLES BOESENBERG	Director	September 8, 2006

EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney. Reference is made to the signature page.

99.1	2006 New Recruit Equity Incentive Plan and form of related agreements.*

99.2	Form of Stock Option Agreement under the Rackable Systems, Inc. 2006 New Recruit Equity Incentive Plan.**

*	Filed as the like-described exhibit to Rackable Systems, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 30, 2006 and incorporated herein by reference.
**	Filed as the like-described exhibit to Rackable Systems, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 30, 2006 and incorporated herein by reference.